SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement ("***Agreement***") is dated April 26, 2021, and is between Thomas M. Kiernan, ("***You***" or similar terms), and VSE Corporation, a Delaware corporation (the "***Company***"), with headquarters located at 6348 Walker Lane, Alexandria, VA 22310.

You and the Company intend to be legally bound by the Agreement and are entering into this Agreement in reliance on the promises made to each other in this Agreement to settle all issues concerning your employment and termination of employment.

1. **Separation Date.** You agree that you will cease serving as Vice President, General Counsel and Corporate Secretary, and as an employee, effective **July 2, 2021** (the "***Separation Date***"), and that your last day in the office will be June 18, 2021. You also agree that, as of the June 18, 2021, you will terminate from all other positions you hold (if any) as an officer, employee or director of the Company and the Company's subsidiaries, joint ventures and affiliates, and that you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize your termination from all positions with the Company and its subsidiaries and affiliates.

2. **Promises to the Company.**

a. By signing this agreement, you reaffirm that you will continue to abide by the covenants set forth in the VSE Corporation Proprietary Rights Agreement ("PRA"), dated on or about April 10, 2020 and in this Section 2. Solely for purposes of this Section 2, references to the "***Company***" shall refer to, collectively, VSE Corporation and its subsidiaries and affiliates.

b. The Company is in the business of providing, directly and indirectly, goods and services to agencies, departments and other units of the United States Government as well as commercial and business and general aviation customers and commercial truck fleet customers, including as a contractor, subcontractor, vendor and supplier. The federal agencies, departments and other units and commercial customers with which the Company has contracted or to which the Company has provided goods and services at any time during the 24 months prior to the Separation Date are referred to herein as "***Customers***."

c. During the remainder of your employment with the Company, you (1) shall devote full and best efforts and abilities to the Company on a full-time basis, (2) shall not directly or indirectly engage in any activity, whether or not for profit, gain or other pecuniary advantage, that creates a conflict of interest with your duties to the Company or otherwise materially interferes with your employment obligations to the Company, and (3) shall not be employed by, hold any directorship or other office in, hold any equity interest in, or have any other interest in any corporation, limited liability company, partnership, company, firm or other business entity that contracts with, provides, or seeks to contract with or provide, goods or services to federal agencies, departments or other units of the United States Government. During the remainder of your employment with the Company, you shall faithfully perform in accordance with your duty of loyalty to the Company.

d. During the period commencing on the Separation Date and ending on the second anniversary thereof (the "***Restricted Period***"), you shall not engage, directly or indirectly, in any capacity, including as an owner, equity holder, stockholder, proprietor, partner, member, lender or investor in any business or enterprise that provides, directly or indirectly, or seeks to provide goods or services to any Customer for which Company employees worked or functions were performed under your management or supervision if such goods or services are are in competition with the Company without prior written consent of the VSE Chief Executive Officer.

e. During the Restricted Period, without prior written consent, you shall not, directly or indirectly, as an employee, officer, manager, director, independent contractor, agent, consultant or in any other capacity:

(1) solicit, encourage or induce any Customer to terminate or limit the Customer's business relationship with the Company;

(2) provide any services for a competitor of the Company that are the same as or similar to the services you performed as general counsel while employed by the Company; or

(3) solicit, induce, recruit or encourage any of the Company's employees or contractors to leave the Company, cease providing services to the Company or otherwise diminish their relationship with the Company. Such provision will not prohibit assisting with the hiring of Company's employee(s) if such employee(s) respond to a public job posting, provided Employee does not direct Company's employee(s) to the existence of such job posting.

f. You have and will have access to trade secrets, confidential documents, and proprietary information including, but not limited to, research or development activities, inventions, discoveries, processes, methods, procedures, software, codes or data, computer programs, names of suppliers and customer contacts; bids and proposals; financial information; legal opinions; information concerning the business and affairs of the Company (which includes financial statements, financial projections and budgets, rates, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials); notes, analysis, compilations, studies, summaries and other material prepared by or for the Company containing or based, in whole or in part, on information included in the foregoing records and specifications that are owned, developed, used, or retained by the Company and which have not been publicly disclosed (excluding limited disclosures for business purposes) by the Company; and information belonging to customers and other third parties that the Company is under an obligation to keep confidential (collectively, "***Confidential Information***"). During the remainder of your employment with the Company, and continuing thereafter, you shall not disclose any Confidential Information, nor use it in any way other than as required to perform employment duties to the Company.

g. Notwithstanding anything to the contrary in this Agreement, the PRA or the Severance and Mutual Protection Agreement, dated as of November 7, 2008, between you and the Company (the "***Severance Agreement***"), nothing in this Agreement, the PRA or the Severance Agreement prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

h. You agree that the time periods and scope set forth in this Agreement in which competition and non-solicitation are prohibited are reasonable and appropriate and necessary to protect the Company from unfair competition. If a court, however, holds that the restrictions stated in this Agreement are unreasonable or otherwise unenforceable, you and the Company agree that the maximum period or scope determined to be reasonable by such court will be substituted for the stated period or scope.

i. You and the Company agree that if a breach or threatened breach of this Agreement by you occurs, you acknowledge that the Company would be irreparably harmed and shall be entitled to injunctive relief, both preliminary and permanent, without bond. In addition, the Company shall be entitled to any other legal or equitable remedies as may be available under law, together with all reasonable attorneys' fees and costs necessary to enforce this Agreement.

j. The restrictions in this Section 2 do not supersede, and are in addition to, restrictive covenants contained in any other form of agreement between the Company and you, to the extent enforceable pursuant to the terms of the other agreement.

3. Company Property. You affirm that you will return to the Company, no later than the Separation Date, any Company property that you now have (for example: identification card; access card; office keys; computer;; and company manuals, office equipment, records and files, including any copies, notes or compilations made therefrom, whether such documents are embodied in "hard copies" or contained on computer disk or any other medium). You may retain your cellular phone number and the mobile telephone provided by the company and transfer the account to your personal phone account on or before your Separation Date.

4. Compensation and Benefits.

a. **Accrued Benefits.** In connection with your termination of employment on the Separation Date, you will be entitled to the following accrued payments and benefits (the "***Accrued Benefits***"):

(1) *Unpaid Salary and Vacation*. You will be entitled to receive your accrued but unpaid base salary through the Separation Date and the applicable value for your days of earned but unused vacation as of the Separation Date, which amounts will be paid to you by the next payroll date following the Separation Date.

(2) *Reimbursements*. To the extent not paid by the Separation Date, you will be entitled to receive reimbursement for Company business and travel expenses that are reimbursable pursuant to the Company expense reimbursement policy, which amounts will be paid to you in accordance with such policy.

(3) *Medical Benefits*. You will not be eligible for any Company paid medical benefits beyond the the final day of the month of your Separation Date. However, you may elect (on a timely basis) to participate in group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), if applicable.

(4) *Accrued Benefits*. You will be entitled to accrued vested benefits under the Company's qualified and nonqualified retirement plans (including the VSE Corporation Deferred Supplemental Compensation Plan (the "***DSC Plan***")) subject to the terms of such plans. For the avoidance of doubt, you will not be entitled to any DSC Plan contribution for 2021.

b. **Severance Benefit.** Contingent upon you (a) signing and not revoking this Agreement, and (b) signing, no earlier than the Separation Date and no later than 21 days following the Separation Date, a general waiver and release of claims, substantially in the form attached hereto as Exhibit A (the "***Second Release***"),[1] and letting the Second Release become effective as set forth in the Second Release, you will receive a lump sum cash payment equal to $663,305.00

less applicable tax withholding, payable within 30 days after your Separation Date (the ***"Severance Benefit"***).

c. **No Other Benefits or Compensation**. The Severance Benefit and the Accrued Benefits will be in full satisfaction of (and, as applicable, in lieu of) any amounts due under the Severance Agreement, the VSE Corporation 2006 Restricted Stock Plan, as amended or amended and restated from time to time (the "***Restricted Stock Plan***"), and all other compensation arrangements of the Company. Notwithstanding, You will be entitled to retain all previously vested stock that has been awarded to You, which is subject to two-year trading restrictions under the Restricted Stock Plan from previous plan year awards. For clarity, you will not be entitled to unvested stock related to any plan year under the Restricted Stock Plan. You acknowledge and agree that the Severance Benefit would not be due unless you sign the Second Release, and that the Severance Benefit constitutes fair and adequate consideration for your promises and covenants set forth in this Agreement and the Second Release.

5. **Future Cooperation.** You agree that you shall respond to reasonable requests for information from the Company regarding matters that may arise in the Company's business, with the first fourty (40) hours of work performed without any additional compensation. You further agree to fully and completely cooperate with the Company, its advisors and its legal counsel with respect to any litigation that is pending against the Company and any claim or action that may be filed against the Company in the future. Such cooperation shall include making yourself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company in preparing defenses to any pending or potential future claims against the Company. The Company agrees to (or to cause one of its affiliates to) pay/reimburse you for any approved travel expenses reasonably incurred as a result of your cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company's expense reimbursement policy as in effect from time to time.

6. **Release of Liability**. Except for the obligations of the Company contained in this Agreement as indicated in Section 7 below, You, for yourself and on behalf of anyone claiming through you including each and all of your legal representatives, administrators, executors, heirs, successors and assigns (collectively, the "***Releasors***") knowingly and voluntarily release and forever discharge the Company, its affiliates, subsidiaries, divisions, predecessors, fiduciaries insurers, re-insurers, successors and assigns, and each of the foregoing's respective current, former and future principals, partners, shareholders, owners, employees, consultants, trustees, administrators, executors, representatives, attorneys, officers, presidents, directors and agents, both individually and in their business capacities (collectively referred to throughout the remainder of this Agreement as "***Releasees***"), of, from and for any and all claims, causes of action, lawsuits, controversies, liabilities, losses, damages, costs, expenses and demands of any nature whatsoever, at law or in equity, whether known or unknown, asserted or unasserted, foreseen or unforeseen, that the Releasors now have, have ever had, or may have against Releasees (or any of them) based on, arising out of, concerning, relating to or resulting from any act, omission, matter, fact, occurrence, transaction, claim, contention, statement or event occurring or existing at any time in the past up to and including the date of execution of this Agreement, including, but not limited to: (a) all claims arising out of or in any way relating to your employment with or separation of employment from the Company or its affiliates; (b) all claims for compensation or benefits, including salary, commissions, bonuses, vacation pay, expense reimbursements, severance pay, fringe benefits, stock options, restricted stock units or any other ownership interests in the Releasees; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, invasion of privacy and emotional distress; (e) all other common law claims; and (f) all claims (including claims for discrimination, harassment, retaliation, attorneys fees, expenses or otherwise) that were or could have been asserted by you or on your behalf in any federal, state, or local court, commission, or agency, or under any federal, state, local, employment, services or

other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time:

- Title VII of the Civil Rights Act of 1964;
- 42 U.S.C. §§ 1981 & 1981a;
- Sections 1981 through 1988 of Title 42 of the United States Code;
- The Employee Retirement Income Security Act of 1974 ("***ERISA***");
- The Immigration Reform and Control Act;
- The Americans with Disabilities Act of 1990;
- The Age Discrimination in Employment Act of 1967 ("***ADEA***"), as amended by the Older Workers' Benefit Protection Act of 1990 (the "***OWBPA***");
- The Worker Adjustment and Retraining Notification Act;
- The Fair Credit Reporting Act;
- The Family and Medical Leave Act;
- The Equal Pay Act;
- The Lilly Ledbetter Fair Pay Act of 2009;
- The Genetic Information Nondiscrimination Act of 2008;
- Federal Executive Order 11246;
- The National Labor Relations Act;
- The Rehabilitation Act of 1973;
- The Uniformed Services Employment and Reemployment Rights Act;
- The False Claims Act;
- The Consolidated Omnibus Budget Reconciliation Act of 1985;
- The Sarbanes-Oxley Act of 2002; and
- Any Virginia or other state or local law.

7. **Scope of Release**. Notwithstanding the foregoing, nothing in this Agreement should be construed as a waiver of your rights or any claims arising under this Agreement as may arise pursuant to and after the date of this Agreement is executed or any claim that by law is non-waivable. Nothing in this Agreement (a) shall release the Company from any obligation to defend and/or indemnify you against any third party claims arising out of any action or inaction by you during the time of your employment and within the scope of your duties with the Company to the extent (1) you have any such defense or indemnification right (including under any indemnification agreement with the Company or to the extent the claims are covered by the Company's director & officer liability insurance), and (2) permitted by applicable law, or (b) shall affect your right to file a claim for workers' compensation or unemployment insurance benefits. You further acknowledge that by signing this Agreement, you do not waive the right to file a charge against the Company with, communicate with or participate in any investigation by the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any comparable state or local agency. However, you waive and release, to the fullest extent legally permissible, all entitlement to any form of monetary relief arising from a charge you or others may file, including without limitation any costs, expenses or attorneys' fees. You understand that this waiver and release of monetary relief would not affect an enforcement agency's ability to investigate a charge or to pursue relief on behalf of others. Notwithstanding the foregoing, you will not give up your right to any benefits to which you are entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or your rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA), or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. By executing this Agreement, you represent that, as of the date you sign this Agreement, no claims, lawsuits, grievances, or charges have been filed by you or on your behalf against the Releasees.

8. **Non-disparagement.** Each party also agrees that such party will not, acting alone or in concert with others, (a) publicly criticize or disparage the other party, or privately criticize or disparage the other party in a manner intended or reasonably calculated to result in public embarrassment to, or injury to the reputation of such party in any community in which such party is engaged in business; or (b) commit damage to the property of the other party or otherwise engage in any willful misconduct which is injurious to the business or reputation of the other party; *provided, however,* that nothing in this Agreement shall apply to or restrict in any way the communication of any information by either party, in whatever form, to (1) any person acting on behalf of the Company or any member(s) of its Board of Directors in connection with any internal investigation or review, (2) any state or federal law enforcement or regulatory authority; or (3) any other person if required by subpoena or other process of law related to the Company, including without limitation, pursuant to any administrative or judicial proceeding. If you respond or communicate with any party or entity described in clause (3), you shall notify the Company of such response or communication.

The parties expressly understand and agree that this Section 8 does not apply to truthful testimony or disclosure compelled or required by law or legal process.

9. **Neutral Reference.** The Company agrees that if asked to provide a reference to a prospective employer, it will provide a neutral reference consisting only of your former position, dates of employment, and that it is the Company's policy to provide only such information.

10. **Enforceability.** The parties intend to be bound by all provisions of this Agreement. If any provision is determined to be invalid by a competent court, the parties agree that only that specific provision shall be deemed invalid and the rest of the Agreement shall remain enforceable.

11. **No Third-Party Beneficiary.** You understand that this Agreement is intended to benefit you and the Company, and no other third party, including family members. This Agreement may not be challenged and shall not be enforceable in whole or in part by any third party.

12. **Section 409A; Tax Matters**. The parties intend that this Agreement and the payments provided hereunder be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("***Section 409A***"), and this Agreement shall be interpreted consistent with such intent. Notwithstanding the foregoing, by signing this Agreement, you acknowledge that you will be solely responsible for any taxes which may be imposed on you as a result of the Severance Benefit or Accrued Benefits, all amounts payable to you under this Agreement will be subject to applicable tax withholding by the Company, and the Company has not made any representations or guarantees regarding the tax result for you with respect to any income recognized by you in connection with this Agreement, the Severance Benefit or the Accrued Benefits. To the extent that reimbursements or other in-kind benefits under this Agreement constitute deferred compensation under Section 409A, (a) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (b) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and any right to reimbursement or in-kind benefits shall be limited to your lifetime, and (c) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

13. **Governing Law.** This Agreement is subject to the laws of the Commonwealth of Virginia. Any disputes related to this agreement shall be litigated in the Federal or State courts with jurisdiction in Fairfax County, Virginia.

14. Knowing and Voluntary ADEA Waiver. By signing this Agreement, in compliance with the requirements of the OWBPA, you admit and agree by your signature below that, with respect to the rights and claims waived and released in this Agreement under the ADEA:

a. You have read and understood the terms of this Agreement and this Agreement is written in a manner to be understood by you;

b. You understand this Agreement is legally binding, and you have been advised and are hereby advised, and have had the opportunity, to review it with a lawyer of your choice and at your expense;

c. You realize and understand that the release in this Agreement covers certain claims, demands, and causes of action against the Company and any other Releasees relating to your employment or termination of employment, including those under ADEA;

d. The releases contained in this Agreement do not cover rights or claims that may arise after you sign this Agreement;

e. You will receive valuable consideration in exchange for the release in this Agreement other than amounts you would otherwise be entitled to receive;

f. You understand that the terms of this Agreement are not part of an exit incentive or other employment termination program being offered to a group or class of employees;

g. You are signing this Agreement knowingly, voluntarily and with the full understanding of its consequences, and you have not been forced or coerced in any way; and

h. You have been given the opportunity to take at least 21 calendar days to consider this Agreement and discuss it with a lawyer of your choice before or after signing it and, if you sign it before the end of that period, you do so of your own free will and with the full knowledge that you could have taken the full period.

If you wish to accept the terms described in this Agreement, **please signify your agreement by signing your name in the space provided on the bottom of the signature page and by initialing the previous pages.** Please return the signed and initialed document to Krista Stafford, Chief Human Resources Officer.

15. Revocation Period. YOU MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY YOU SIGN THIS AGREEMENT, AND THIS AGREEMENT WILL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO KRISTA STAFFORD, VSE CORPORATION, 6348 WALKER LANE, ALEXANDRIA, VA 22310, AND STATE, "I HEREBY REVOKE OUR SEPARATION AND RELEASE AGREEMENT." THE REVOCATION MUST BE PERSONALLY DELIVERED OR MAILED TO KRISTA STAFFORD AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER YOU SIGN THIS AGREEMENT. IF YOU REVOKE THIS AGREEMENT WITHIN SUCH SEVEN-DAY PERIOD, IT WILL BE NULL AND VOID.[2]

(Signature page to follow)

For good and valuable consideration, including mutual enforceable promises as described above, the parties accept the terms and conditions of this Agreement.

AGREED:

Thomas M. Kiernan — 4/26/21 (Date)

For the Company:

Krista Stafford, Chief Human Resources Officer — 4/26/21 (Date)

Exhibit A
Release

This Release is between VSE Corporation (the "***Company***") and Thomas M. Kiernan ("***you***" and similar words), in consideration of the benefits provided to you and to be received by you from the Company as described in the Separation and Release Agreement between the Company and you dated as of the applicable date referenced therein (the "***Separation Agreement***"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Separation Agreement.

By signing this Release, you and the Company hereby agree as follows:

1. RELEASE OF LIABILITY

Except for the obligations of the Company contained in the Separation Agreement, You, for yourself and on behalf of anyone claiming through you including each and all of your legal representatives, administrators, executors, heirs, successors and assigns (collectively, the "***Releasors***") knowingly and voluntarily release and forever discharge the Company, its affiliates, subsidiaries, divisions, predecessors, fiduciaries insurers, re-insurers, successors and assigns, and each of the foregoing's respective current, former and future principals, partners, shareholders, owners, employees, consultants, trustees, administrators, executors, representatives, attorneys, officers, presidents, directors and agents, both individually and in their business capacities (collectively referred to throughout the remainder of this Release as "***Releasees***"), of, from and for any and all claims, causes of action, lawsuits, controversies, liabilities, losses, damages, costs, expenses and demands of any nature whatsoever, at law or in equity, whether known or unknown, asserted or unasserted, foreseen or unforeseen, that the Releasors now have, have ever had, or may have against Releasees (or any of them) based on, arising out of, concerning, relating to or resulting from any act, omission, matter, fact, occurrence, transaction, claim, contention, statement or event occurring or existing at any time in the past up to and including the date of execution of this Release, including, but not limited to: (a) all claims arising out of or in any way relating to your employment with or separation of employment from the Company or its affiliates; (b) all claims for compensation or benefits, including salary, commissions, bonuses, vacation pay, expense reimbursements, severance pay, fringe benefits, stock options, restricted stock units or any other ownership interests in the Releasees; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, invasion of privacy and emotional distress; (e) all other common law claims; and (f) all claims (including claims for discrimination, harassment, retaliation, attorneys fees, expenses or otherwise) that were or could have been asserted by you or on your behalf in any federal, state, or local court, commission, or agency, or under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time:

- Title VII of the Civil Rights Act of 1964;
- 42 U.S.C. §§ 1981 & 1981a;
- Sections 1981 through 1988 of Title 42 of the United States Code;
- The Employee Retirement Income Security Act of 1974 ("***ERISA***");
- The Immigration Reform and Control Act;
- The Americans with Disabilities Act of 1990;
- The Age Discrimination in Employment Act of 1967 ("***ADEA***"), as amended by the Older Workers' Benefit Protection Act of 1990 (the "***OWBPA***");

- The Worker Adjustment and Retraining Notification Act;
- The Fair Credit Reporting Act;
- The Family and Medical Leave Act;
- The Equal Pay Act;
- The Lilly Ledbetter Fair Pay Act of 2009;
- The Genetic Information Nondiscrimination Act of 2008;
- Federal Executive Order 11246;
- The National Labor Relations Act;
- The Rehabilitation Act of 1973;
- The Uniformed Services Employment and Reemployment Rights Act;
- The False Claims Act;
- The Consolidated Omnibus Budget Reconciliation Act of 1985;
- The Sarbanes-Oxley Act of 2002; and
- Any Virginia or other state or local law.

2. SCOPE OF RELEASE

Notwithstanding the foregoing, nothing in this Release should be construed as a waiver of your rights or any claims arising under this Release as may arise pursuant to and after the date of this Release is executed or any claim that by law is non-waivable. Nothing in this Release (a) shall release the Company from any obligation to defend and/or indemnify you against any third party claims arising out of any action or inaction by you during the time of your employment and within the scope of your duties with the Company to the extent (1) you have any such defense or indemnification right (including under any indemnification agreement with the Company or to the extent the claims are covered by the Company's director & officer liability insurance), and (2) permitted by applicable law, or (b) shall affect your right to file a claim for workers' compensation or unemployment insurance benefits. You further acknowledge that by signing this Release, you do not waive the right to file a charge against the Company with, communicate with or participate in any investigation by the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any comparable state or local agency. However, you waive and release, to the fullest extent legally permissible, all entitlement to any form of monetary relief arising from a charge you or others may file, including without limitation any costs, expenses or attorneys' fees. You understand that this waiver and release of monetary relief would not affect an enforcement agency's ability to investigate a charge or to pursue relief on behalf of others. Notwithstanding the foregoing, you will not give up your right to any benefits to which you are entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or your rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA), or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. By executing this Release, you represent that, as of the date you sign this Release, no claims, lawsuits, grievances, or charges have been filed by you or on your behalf against the Releasees.

3. KNOWING AND VOLUNTARY ADEA WAIVER

By signing this Release, in compliance with the requirements of the OWBPA, you admit and agree by your signature below that, with respect to the rights and claims waived and released in this Release under the ADEA:

b. You have read and understood the terms of this Release and this Release is written in a manner to be understood by you;

c. You understand this Release is legally binding, and you have been advised and are hereby advised, and have had the opportunity, to review it with a lawyer of your choice and at your expense;

d. You realize and understand that this Release covers certain claims, demands, and causes of action against the Company and any other Releasees relating to your employment or termination of employment, including those under ADEA;

e. The releases contained in this Release do not cover rights or claims that may arise after you sign this Release;

f. You will receive valuable consideration in exchange for this Release other than amounts you would otherwise be entitled to receive;

g. You understand that the terms of this Release are not part of an exit incentive or other employment termination program being offered to a group or class of employees;

h. You are signing this Release knowingly, voluntarily and with the full understanding of its consequences, and you have not been forced or coerced in any way; and

i. You have been given the opportunity to take at least 21 calendar days to consider this Release and discuss it with a lawyer of your choice before or after signing it and, if you sign it before the end of that period, you do so of your own free will and with the full knowledge that you could have taken the full period.

If you wish to accept the terms described in this Release, **please signify your agreement by signing your name in the space provided on the bottom of the signature page and by initialing the previous pages.** Please return the signed and initialed document to Krista Stafford, Chief Human Resources Officer.

4. REVOCATION PERIOD

YOU MAY REVOKE THIS RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY YOU SIGN THIS RELEASE, AND THIS RELEASE WILL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO KRISTA STAFFORD, VSE CORPORATION, 6348 WALKER LANE, ALEXANDRIA, VA 22310, AND STATE, "I HEREBY REVOKE OUR RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED OR MAILED TO KRISTA STAFFORD AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER YOU SIGN THIS RELEASE. IF YOU REVOKE THIS RELEASE WITHIN SUCH SEVEN-DAY PERIOD, IT WILL BE NULL AND VOID

5. REAFFIRMATION OF RESTRICTIVE COVENANTS

You agree to and reaffirm your obligations as outlined in Section 2 of the Separation Agreement (the "***Restrictive Covenants***"), and acknowledge that the Restrictive Covenants remain in full force and effect.

6. ENTIRE AGREEMENT

This Release, the Separation Agreement, and the documents referenced therein contain the entire agreement between you and the Company, and take priority over any other written or oral understanding or agreement that may have existed in the past. You acknowledge that no

other promises or agreements have been offered for this Release (other than those described above) and that no other promises or agreements will be binding unless they are in writing and signed by you and the Company.

(Signature page to follow)

I agree to the terms and conditions set forth in this Release.

THOMAS M. KIERNAN

____

Date: _________________________